EXHIBIT 10.1

VOTING AGREEMENT

This VOTING AGREEMENT (the “Agreement”) is made and entered into as of March 16, 2010, by and among KIT digital, Inc., a Delaware corporation (the “Company”), MK Capital SBIC, L.P., a Delaware limited partnership (“MK SBIC”), and MK Capital, L.P., a Delaware limited partnership (“MK Capital”), MK Capital Management SBIC, LLC (“SBIC GP”) and MK Capital Management, LLC (“MK GP”).  The Company, MK SBIC, MK Capital, SBIC GP and MK GP are individually referred to herein as a “Party” and are collectively referred to herein as the “Parties.”  The Company’s Board of Directors is referred to herein as the “Board.”

WITNESSETH:

WHEREAS, the MK SBIC and MK Capital are principal stockholders in Multicast Media Technologies, Inc., a Delaware corporation (“Seller”); and

WHEREAS, SBIC GP is the general partner of MK SBIC and MK GP is the general partner of MK Capital; and

WHEREAS, MK SBIC, MK Capital, SBIC GP and Mk GP wish to merge (the “Merger”) the Company with a wholly-owned subsidiary of the Company pursuant to a Merger Agreement dated on or about the date hereof; and

WHEREAS, it is a condition to the Merger that the Parties enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.           Agreement to Vote.  Each of MK SBIC, MK Capital, SBIC GP and MK GP (each a “MK Party” and collectively, the “MK Parties”) agree to vote, or cause to be voted, all shares of the Common Stock of the Company (“Company Common Stock”) beneficially owned by any of them in accordance with the recommendation of the Board to the stockholders of the Company with respect to any merger, acquisition or other transaction submitted to a vote of the stockholders of the Company where the completion of such transaction(s) would result in a Change of Control (as defined below) of the Company.  Beneficial ownership of Company Common Stock shall be determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  For purposes hereof a “Change of Control” of the Company shall mean (a) a transaction or series of related transactions which result in the acquisition of all or a majority of the capital stock of the Company by any person or affiliated group of persons (as such terms are used in the Exchange Act), (b) any merger, consolidation or other transaction in which the Company is not the surviving entity, (c) any other transaction where a group of persons have the right to cause the nomination or election of a majority of the Board (excluding for purposes of this clause (c) persons who beneficially own more than 5% of the Company’s Common Stock prior to the date hereof).

2.           Legends.  All Company Common Stock issued to any MK Party as part of the Merger shall bear such legends as reasonably requested by the Company reflecting the restrictions set forth herein.  The foregoing notwithstanding, no legend will need to be placed on any certificates of any transferee of a MK Party even if they agree to be bound to this Agreement and otherwise assume the responsibilities and obligations of a MK Party hereunder.

3.           Covenant of the MK Parties.  None of the MK Parties will, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by such MK Party; provided that this covenant shall not limit the ability of any MK Party to sell or transfer any Company Common Stock for reasons other than avoiding its obligations hereunder.

4.           Specific Enforcement and Disclaimer of Company Liability.  It is agreed and understood that monetary damages would not adequately compensate the Company for the breach of this Agreement by any of the MK Parties, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order.  Further, each of the MK Parties waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach or any requirement that the Company post a bond in connection with any injunctive or similar relief.  The Company shall have no liability resulting from any of the MK Parties voting in accordance with the requirements of this Agreement.

5.           Captions.  The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

6.           Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given:  (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 5).

7.           Termination.  With respect to any MK Party, this Agreement shall terminate at such time as it does not beneficially own any shares of Company Common Stock.  No termination of this Agreement will relieve any MK Party of liability for its breach of this Agreement.

8.           Manner of Voting.  The voting of shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

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9.           Amendments and Waivers.  Any term hereof may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (i) the Company; (ii) the holders of a majority of the then outstanding shares of Company Common Stock beneficially owned by the MK Parties.  Any amendment or waiver so affected shall be binding upon all the Parties hereto.

10.         Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11.         Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles thereof.

12.         Entire Agreement.  This Agreement is intended to be the sole agreement of the Parties as it relates to the subject matter hereof and supersede all other agreements of the Parties relating to the subject matter hereof.

13.         Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  A facsimile signature shall be deemed an original.

[THIS SPACE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

KIT DIGITAL, INC.

	By:	/s/ Kaleil Isaza Tuzman

Name: Kaleil Isaza Tuzman

Title: Chairman and Chief Executive Officer

Address:

Signature Page to Voting Agreement for KIT Digital, Inc.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

MK CAPITAL SBIC, L.P.

	By:	/s/ Kirk Wolfe

Name: Kirk Wolfe

Title: Principal

Address:

MK CAPITAL MANAGEMENT SBIC, LLC

	By:	/s/ Kirk Wolfe

Name: Kirk Wolfe

Title: Principal

Address:

Signature Page to Voting Agreement for
MK Capital SBIC, L.P. and MK Capital Management  SBIC, LLC

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

MK CAPITAL, L.P.

	By:	/s/ Kirk Wolfe

Name: Kirk Wolfe

Title: Principal

Address:

MK CAPITAL MANAGEMENT, LLC

	By:	/s/ Kirk Wolfe

Name: Kirk Wolfe

Title: Principal

Address:

Signature Page to Voting Agreement for
MK Capital, L.P. and MK Capital Management, LLC